                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                          --------------------------

                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


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        Date of Report (Date of earliest event reported): June 9, 2000

                       System Software Associates, Inc.
              (Exact Name of Registrant as Specified in Charter)


         Delaware                   0-15322                 36-3144515
(State of Other Jurisdiction    (Commission File           (IRS Employer
     of Incorporation)              Number)             Identification No.)

                 500 West Madison Street, Chicago, IL 60661
        (Address of Principal Executive Offices, Including Zip Code)

                               (312) 258-6000
            (Registrant's Telephone Number, Including Area Code)

         (Former Name or Former Address, if Changed Since Last Report)

                                      N/A

                            ITEM 5.   OTHER EVENTS.


     On June 9, 2000, the Company and its senior secured lenders agreed to extend the $5,000,000 revolving credit facility (the "DIP Facility") under the Company's Senior Secured Super-Priority Debtor-In-Possession Loan and Security Agreement (dated as of May 3, 2000) until June 16, 2000. Extension of the DIP Facility beyond June 16, 2000 is subject to, among other things, approval by the Company's senior secured lenders.

     Also on June 9, 2000, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") postponed the scheduled date for the hearing on the sale of the assets of the Company from June 9, 2000 to June 16, 2000. Accordingly, on June 9, 2000, the Asset Purchase Agreement dated as of May 3, 2000 (the "Asset Purchase Agreement") among the Company, Gores Technology Group and its wholly-owned subsidiary, SSA Acquisition Corporation ("Newco") was amended to provide that the Asset Purchase Agreement may be terminated by Newco at any time after June 19, 2000 if the Bankruptcy Court has not yet entered a final order approving the transactions contemplated by the Asset Purchase Agreement.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              System Software Associates, Inc.


                              By:   /s/ Kirk J. Isaacson
                                 --------------------------------
                                        Kirk J. Isaacson
                                           Secretary

Dated: June 9, 2000



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